FOR IMMEDIATE RELEASE
Telephone: 609-561-9000
IR: Stephen Clark x4260
e-mail: sclark@sjindustries.com
Media Contact: Joanne Brigandi x 4240
e-mail: jbrigandi@sjindustries.com

November 19, 2012

South Jersey Industries Raises Dividend 10 Percent

Folsom, NJ - South Jersey Industries (NYSE: SJI) announced today that its board of directors voted to increase the company’s regular quarterly dividend from $0.4025 to $0.4425 per share. The increase equates to an annualized dividend of $1.77, a $0.16 per share increase over the previous level. This marks the 14th year in a row that SJI has increased its dividend.

“Strong execution and performance across SJI’s businesses in 2012, combined with the myriad growth opportunities in both non-utility energy projects and our utility capital investment programs, supports this dividend increase,” stated Edward J. Graham, SJI chairman, president and CEO. “Over the past seven years, SJI’s board has approved dividend increases averaging over 10 percent, well above the base targeted level cited in its dividend policy of 6 percent to 7 percent per year, consistent with the company’s financial performance,” continued Graham. Economic earnings have grown by over 90 percent since the end of 2005. During that time, SJI has raised its annual dividend by an equivalent amount, for a total increase of $0.87 per share.
Factors that the board considers when setting the dividend include future earnings expectations, payout ratio, and dividend yield relative to those at peer companies as well as returns available on other income-oriented investments. SJI recognizes that dividends are an important income source for many of our shareholders, and remains committed to providing a secure, growing dividend.

The dividend is payable December 28, 2012 to shareholders of record at the close of business December 10, 2012. SJI has paid dividends for 61 consecutive years.

Forward-Looking Statement
This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

About South Jersey Industries
South Jersey Industries (NYSE: SJI), a member of the MSCI Global Climate Index, offers solutions to climate change and helps customers control energy costs. South Jersey Gas, one of the nation’s fastest growing natural gas utilities, delivers clean, efficient natural gas and promotes energy efficiency to customers in southern New Jersey. SJI’s non-regulated businesses, under South Jersey Energy Solutions, promote efficiency, clean technology and renewable energy by developing and operating on-site energy production facilities; acquiring and marketing natural gas and electricity for retail customers; providing wholesale commodity marketing and risk management services; and offering HVAC and other energy-efficiency related services. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com. Find us on facebook at facebook.com/southjerseyindustries and on twitter @sjindustries.

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